UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Elicio Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39990	11-3430072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

451 D Street, 5th Floor

Boston, Massachusetts 02210

(Address of principal executive offices, including zip code)

(857) 209-0050

Registrant’s telephone number, including area code

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 17, 2025, Elicio Therapeutics, Inc. (the “Company”) issued a press release reporting that ELI-002 7P achieved robust mKRAS-specific T cell responses in 99% of evaluable patients in the ongoing Phase 2 AMPLIFY-7P trial. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On September 17, 2025, the Company announced immunogenicity testing data showing that T cell responses from its ongoing Phase 2 AMPLIFY-7P trial were robust and consistent across a number of metrics of magnitude and functional quality with responses observed in its previous Phase 1 studies of ELI-002 2P and ELI-002 7P where T cell response was correlated to clinical activity. This consistency was observed with CD4 and CD8 T cell responses with an 85% CD4 and CD8 response rate, compared to 75% in the Company’s previous Phase 1 trial of ELI-002 7P, where the induction of combined CD4 and CD8 responses correlated with clinical activity. Similarly, the Company observed consistent responses to all included mKRAS antigens. 67.4% of patients exhibited responses for all seven mKRAS antigens, compared to 50% in the Company’s Phase 1 trial of ELI-002 7P, and consistent responses to patient-specific mKRAS tumor antigens, with an 87.6% response rate to the patient’s tumor mKRAS antigen compared to 83.3% in the Company’s ELI-002 7P Phase 1 trial. Overall vaccine immunogenicity was also observed to be consistent with the Company’s Phase 1 trial with positive T cell responses to 85.7% of vaccine antigens compared to 66.7% in the Company’s ELI-002 7P Phase 1 trial. Approximately 99% of evaluable patients (89 of 90) enrolled in the Company’s ongoing Phase 2 AMPLIFY-7P trial who were administered ELI-002 7P generated robust mKRAS-specific T cell responses, with an average increase of 145.3x over baseline responses, consistent with observations from prior Phase 1 trials of ELI-002. Further, the data showed a 44.3x median increase over baseline. In the Company’s Phase 1 trials, responses above ~9x over baseline correlated with clinical activity.

	ELI-002 7P (1.4mg & 4.9mg)	ELI-002 7P (4.9 mg)
	Phase 1 (n=12)	Phase 2 (n=90)
Patients	MRD+ only	MRD+ & MRD-
mKRAS T Cell Response
T cell Response Rate (%, n)	100% (12/12)	99% (89/90)
Average Fold Change[a]	71.1x	145.3x
Median Fold Change[a] (range)	18.5x (4.2x to 351x)	44.3x (2.13x to 1310x)
Threshold Above Which Clinical Activity was Correlated (% of Patients Above Threshold)	9.5xc (75% above 9.5x)	TBD (80% above 9.5xc)
Including CD4 + CD8 T cells[b]	75.0%	85.0%
Including Response to 7 mKRAS Antigens[a]	50.0%	67.4%
Including Response to Patient Tumor Antigen[a]	83.3%	87.6%
Overall Antigen Response Rate[d]	66.7% (56/84)	85.7% (540/630)

[a]

Responses shown are best overall responses vs baseline for assessable patients at any timepoint during the assessment period, measured among T cell Responders; TBD = To be Determined; MRD = Minimal Residual Disease

[b]	Measured among evaluable patients with samples assessable by Ex Vivo Intracellular Cytokine Staining assay
[c]

McNeil L.K., et al. 1473 AMPLIFY-7P phase 1a: lymph node-targeted amphiphile therapeutic cancer vaccine in patients with high relapse risk KRAS mutated pancreatic ductal adenocarcinoma and colorectal cancer. Journal for ImmunoTherapy of Cancer. 2024;12. https://doi.org/10.1136/jitc-2024-SITC2024.1473

[d]	Overall Antigen Response Rate calculated as the percentage of positive mKRAS-specific T cell responses among all evaluated patients against all vaccine antigens

ELI-002 2P: Data cutoff 24-Sept-24; ELI-002 7P Phase 1: Data cutoff 24-Sept-24; ELI-002 7P Phase 2: 22-Aug-25

On September 17, 2025, the Company published a corporate presentation regarding the immunogenicity testing data from its ongoing Phase 2 AMPLIFY-7P trial, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated September 17, 2025

99.2	Corporate Presentation, dated September 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2025	Elicio Therapeutics, Inc.

	By:	/s/ Robert Connelly
Robert Connelly
President and Chief Executive Officer
(Principal Executive Officer)

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